QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Willdan Group, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts," "Summary Consolidated Financial and Other Data," and "Selected Consolidated Financial and Other Data" in the registration statement and related prospectus.

                      /s/ KPMG LLP

Los Angeles, California
October 9, 2006

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm